UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust IV

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Portfolio Building Block European Banks Index ETF Portfolio Building Block World Pharma and Biotech Index ETF Portfolio Building Block Integrated Oil and Gas and Exploration and Production Index ETF	The Nasdaq Stock Market, LLC The Nasdaq Stock Market, LLC The Nasdaq Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-285633

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-285633 and 811-24061), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-25-016199) on October 27, 2025, which is incorporated herein by reference.

The Trust currently consists of 7 registered series. The series to which this filing relates and its IRS Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Portfolio Building Block European Banks Index ETF Portfolio Building Block World Pharma and Biotech Index ETF Portfolio Building Block Integrated Oil and Gas and Exploration and Production Index ETF	39-4056136 39-4119126 39-4670918

Item 2. Exhibits

A.	Certificate of Trust dated June 8, 2023, as filed with the state of Delaware on June 8, 2023, for Tidal Trust IV (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.

B.	Certificate of Amendment to Certificate of Trust dated September 25, 2023, as filed with the state of Delaware on September 25, 2023, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.

C.	Registrant’s Declaration of Trust, adopted as of August 1, 2024, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.

D.	Registrant’s By-Laws, effective as of August 1, 2024, are incorporated herein by reference to Exhibit (b) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust IV

October 28, 2025

By:	/s/ Eric W. Falkeis
Name:	Eric W. Falkeis
Title:	President